UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARLINGTON ASSET INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1873198
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Nineteenth Street North Arlington, VA	22209
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.625% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-171537

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 6.625% Senior Notes due 2023 of Arlington Asset Investment Corp. (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-171537) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated April 24, 2013, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.2	First Supplemental Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.3	Form of 6.625% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed by the Registrant on May 1, 2013).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 1, 2013

ARLINGTON ASSET INVESTMENT CORP.

By:	/s/ Kurt R. Harrington
Name:	Kurt R. Harrington
Title:	Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.2	First Supplemental Indenture, dated as of May 1, 2013, between the Registrant and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed by the Registrant on May 1, 2013).

4.3	Form of 6.625% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed by the Registrant on May 1, 2013).